GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2018

Disclaimer Some of the statements in this presentation constitute forward-looking the effect of changes to tax legislation and our tax position. statements, which relate to future events or our future performance or Such forward-looking statements may include statements preceded financial condition. The forward-looking statements contained in this by, followed by or that otherwise include the words “may,” “might,” “will,” presentation involve risks and uncertainties, including statements as to: our “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” future operating results; our business prospects and the prospects of our “anticipate,” “predict,” “potential,” “plan” or similar words. portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and We have based the forward-looking statements included in this presentation relationships with third parties; actual and potential conflicts of interest with on information available to us on the date of this presentation. Actual GC Advisors LLC ("GC Advisors"), our investment adviser, and other results could differ materially from those anticipated in our forward-looking affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence statements and future results could differ materially from historical of our future success on the general economy and its effect on the performance. You are advised to consult any additional disclosures that we industries in which we invest; the ability of our portfolio companies to may make directly to you or through reports that we have filed or in the achieve their objectives; the use of borrowed money to finance a portion of future may file with the Securities and Exchange Commission (“SEC”), our investments; the adequacy of our financing sources and working including annual reports on Form 10-K, quarterly reports on Form 10-Q, capital; the timing of cash flows, if any, from the operations of our portfolio current reports on Form 8-K and registration statements on Form N-2. companies; general economic and political trends and other external This presentation contains statistics and other data that have been obtained factors; the ability of GC Advisors to locate suitable investments for us and from or compiled from information made available by third-party service to monitor and administer our investments; the ability of GC Advisors or its providers. We have not independently verified such statistics or data. affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company In evaluating prior performance information in this presentation, you should and as a business development company; general price and volume remember that past performance is not a guarantee, prediction or projection fluctuations in the stock markets; the impact on our business of the Dodd- of future results, and there can be no assurance that we will achieve similar Frank Wall Street Reform and Consumer Protection Act and the rules and results in the future. regulations issued thereunder and any actions toward repeal thereof; and 2

Summary of Quarterly Results First Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended December 31, 2018 was $18.4 million, or $0.31 per share, as compared to $15.9 million, or $0.26 per share, for the quarter ended September 30, 2018. − Net investment income for the quarter ended December 31, 2018 was $19.8 million, or $0.33 per share, as compared to $20.3 million, or $0.34 per share, for the quarter ended September 30, 2018. Excluding a $0.5 million reversal in the accrual for the capital gain incentive fee, net investment income for the quarter ended December 31, 2018 was $19.3 million, or $0.321 per share, as compared to $19.5 million, or $0.321 per share, excluding an $0.8 million reversal in the accrual for the capital gain incentive fee for the prior quarter. − Net realized and unrealized loss on investments and foreign currency of $1.4 million, or $0.02 per share, for the quarter ended December 31, 2018 was the result of $2.0 million of net realized losses and $0.6 million of net unrealized appreciation. This compares to a net realized and unrealized loss on investments and foreign currency of $4.4 million, or $0.08 per share, for the prior quarter. − New middle-market investment commitments totaled $203.1 million for the quarter ended December 31, 2018. Approximately 20% of the new investment commitments were senior secured loans, 77% were one stop loans, and 3% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by approximately 7.6%, or $135.6 million, during the quarter ended December 31, 2018. − On December 28, 2018, we paid a quarterly distribution of $0.32 per share and a special distribution of $0.12 per share. Primarily as a result of this special distribution, our net asset value per share declined to $15.97 as of December 31, 2018 from $16.10 as of September 30, 2018. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, Golub Capital BDC, Inc. (the “Company”) has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of December 31, 2018, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $6.7 million, of which $1.6 million was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of December 31, 2018. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non- GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share. 3

Financial Highlights

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Earnings per share	$ 0.36	$ 0.39	$ 0.36	$ 0.26	$ 0.31
Net investment income per share	0.31	0.31	0.31	0.34	0.33
Accrual for capital gain incentive fee per share	0.01	0.01	0.02	(0.02)	(0.01)
Net investment income before accrual for capital gain incentive fee per share [1]	0.32	0.32	0.33	0.32	0.32
Net realized/unrealized gain (loss) per share	0.05	0.08	0.05	(0.08)	(0.02)
Net asset value per share	**16.04**	**16.11**	**16.15**	**16.10**	**15.97**
Distributions paid per share [2]	0.40	0.32	0.32	0.32	0.44

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,631,781	$ 1,664,816	$ 1,705,936	$ 1,711,757	$ 1,849,564
Investments in Senior Loan Fund LLC ("SLF"), at Fair Value (000s)	$ 91,591	$ 94,991	$ 92,579	$ 71,084	$ 68,915
Total Fair Value of Investments (000s)	$ 1,723,372	$ 1,759,807	$ 1,798,515	$ 1,782,841	$ 1,918,479
Number of Portfolio Company Investments [3]	190	189	192	199	212
Average Investment Size (000s) [3]	$ 8,588	$ 8,809	$ 8,885	$ 8,602	$ 8,724
Fair Value as a Percentage of Principal (Loans)	99.1%	99.1%	99.2%	99.1%	99.0%

1. As a supplement to GAAP financial measures, Golub Capital BDC, Inc. (the "Company") has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Investment Advisory Agreement. In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of December 31, 2018, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $6.7 million, of which $1.6 million was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of December 31, 2018. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid a capital gain incentive fee in the amount of $1.2 million, calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Includes a special distribution of $0.08 per share in Q1 2018 and a special distribution of $0.12 per share in Q1 2019.
3. Excludes SLF.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $203.1 million for the quarter ended December 31, 2018.
- Total investments at fair value increased by 7.6%, or $135.6 million, as of December 31, 2018 from September 30, 2018.

Select Portfolio Funds Roll Data (in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
New Investment Commitments	$ 142.2	$ 138.4	$ 198.5	$ 182.3	$ 203.1
Exits and Sales of Investments [1]	101.9	105.9	157.0	168.3	63.6
Net Funds Growth [2]	38.4	36.4	38.7	(15.7)	135.6

Asset Mix of New Investments	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Senior Secured	27%	20%	12%	14%	20%
One Stop	72%	77%	86%	85%	77%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%	0%	0%[3]	0%	0%
Investment in SLF	0%	2%	1%	0%[4]	0%
Equity	1%	1%	1%	1%	3%

1. Includes full and partial payoffs and sales to SLF. Excludes a return of capital distribution by SLF of $25.5 million during the quarter ended September 30, 2018.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
3. Represents an amount less than 1%.
4. For the quarter ended September 30, 2018, we have excluded a $5.4MM capital contribution to SLF in determining the mix of new investments as this was offset by a subsequent return of capital distribution by SLF of $25.5 million. Prior quarters included capital contributions in the mix of new investments and were not offset by return of capital distributions (if any).

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Portfolio Highlights – Portfolio Diversity as of December 31, 2018 Investment Portfolio $1,850mm1 // 212 Investments1 – Average Size $8.7mm Historical Investment Portfolio ($mm) $2,000 $1,918 4% $1,799 $1,783 $1,800 $1,760 2% $1,723 5% 4% 5% 1% 5% 2% 2% 3% $1,600 3% 1% 1% 1% 1% Inv. in SLF $1,400 Equity $1,200 Sub. Debt 2 $1,000 80% 80% 80% 80% 80% Second Lien $800 One Stop $600 Senior $400 Secured $200 11% 11% 12% 13% 13% $- Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 1. Excludes investment in SLF. 2. The subordinated debt investments held in all periods presented represent an amount less than 1.0%. 6

Portfolio Highlights – Portfolio Diversity as of December 31, 2018 Diversity by Investment Size Industry Diversity of Investments SLF Top 10 4% Investments Diversified/Conglomerate Service 28% 19% Healthcare, Education and Childcare 18% Electronics 8% Retail Stores 7% Top 25 Investments Diversified/Conglomerate Manufacturing 6% Remaining 37% 187 Investments Beverage, Food and Tobacco 5% 59% Leisure, Amusement, Motion Pictures, Entertainment 4% Personal and Non Durable Consumer Products (Mfg. Only) 4% % Interest Rate on Loans1 Fixed - 0.1% Buildings and Real Estate 3% Aerospace and Defense 3% SLF 4% Other 10% 99.9% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Weighted average interest rate of new investments[1]	7.5%	8.4%	7.8%	8.2%	7.7%
Weighted average interest rate on investments that were sold or paid-off[2]	7.6%	7.9%	8.2%	9.2%	8.5%
Weighted average spread over LIBOR of new floating rate investments	6.0%	6.4%	5.7%	5.9%	5.3%
Weighted average interest rate of new fixed rate investments	N/A	9.9%	8.0%	N/A	11.0%
Weighted average fees on new investments	1.4%	1.5%	1.0%	1.2%	1.3%


10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.5%
8.8%
9.1%
9.3%
9.1%
7.9%
8.2%
8.5%
8.8%
8.6%
4.6%
5.0%
5.0%
5.0%
4.8%
3.9%
3.9%
4.1%
4.3%
4.3%
1.7%
2.3%
2.3%
2.4%
2.8%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Investment income yield 3
Income yield 4
Weighted average net investment spread 5
Weighted average cost of debt 6
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes exits on investments on non-accrual status.
3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
5. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
6. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Fundamental credit quality as of December 31, 2018 remained strong with non-accrual investments as a percentage of total debt investments at cost and fair value of 0.7% and 0.3%, respectively. − During the quarter ended December 31, 2018, the number of non-accrual investments remained flat at three investments. − Nearly 90% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of December 31, 2018. Non-Accrual – Debt Investments Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Non-accrual investments at amortized cost (000s) $ 5,936 $ 4,503 $ 19,348 $11,728 $11,905 Non-accrual investments / total debt investments at amortized cost 0.3% 0.3% 1.2% 0.7% 0.7% Non-accrual investments at fair value (000s) $ 1,825 $ 1,829 $ 13,262 $5,625 $4,588 Non-accrual investments / total debt investments at fair value 0.1% 0.1% 0.8% 0.3% 0.3% 1. Please see Internal Performance Ratings definitions on the following page. 9

Portfolio Highlights – Portfolio Ratings Portfolio Risk Ratings June 30, 2018 September 30, 2018 December 31, 2018 Investments at % of Investments at % of Investments at % of Internal Fair Value Total Fair Value Total Fair Value Total Performance Rating (000s) Portfolio (000s) Portfolio (000s) Portfolio 5 $ 188,815 10.5% $ 113,873 6.4% $ 107,807 5.6% 4 $ 1,437,556 79.9% $ 1,455,754 81.6% $ 1,612,115 84.0% 3 $ 157,032 8.7% $ 195,414 11.0% $ 178,529 9.3% 2 $ 15,102 0.9% $ 17,250 1.0% $ 20,012 1.1% 1 $ 10 0.0%* $ 550 0.0%* $ 16 0.0%* Total $ 1,798,515 100.0% $ 1,782,841 100.0% $ 1,918,479 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1% 10

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	As of December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)	September 30, 2018 (audited)	December 31, 2018 (unaudited)
Assets					
Investments, at fair value	$ 1,723,372	$ 1,759,807	$ 1,798,515	$ 1,782,841	$ 1,918,479
Cash, cash equivalents and foreign currencies	5,750	5,868	6,925	6,037	13,002
Restricted cash, cash equivalents and foreign currencies	71,380	42,488	65,282	39,668	40,703
Other assets	6,825	7,870	6,853	7,006	7,623
Total Assets	$ 1,807,327	$ 1,816,033	$ 1,877,575	$ 1,835,552	$ 1,979,807
Liabilities					
Debt	$ 828,300	$ 835,200	$ 875,950	$ 845,683	$ 971,814
Unamortized debt issuance costs	(3,514)	(3,920)	(3,128)	(2,934)	(3,796)
Other short-term borrowings	-	-	9,425	-	21,687
Interest payable	6,132	2,662	6,783	4,135	7,128
Management and incentive fee payable	15,506	15,159	16,749	17,671	15,494
Other liabilities	2,601	2,576	2,474	2,143	2,526
Total Liabilities	849,025	851,677	908,253	866,698	1,014,853
Total Net Assets	958,302	964,356	969,322	968,854	964,954
Total Liabilities and Net Assets	$ 1,807,327	$ 1,816,033	$ 1,877,575	$ 1,835,552	$ 1,979,807
Net Asset Value per Share	$ 16.04	$ 16.11	$ 16.15	$ 16.10	$ 15.97
GAAP leverage	0.87x	0.87x	0.92x	0.88x	1.04x
Regulatory leverage [1]	0.59x	0.58x	0.63x	0.59x	0.75x
Asset coverage [1]	269.8%	272.3%	258.5%	269.5%	234.0%
Number of common shares outstanding	59,741,248	59,867,531	60,006,524	60,165,454	60,422,239

1. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of our small business investment company ("SBIC") subsidiaries from our asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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Quarterly Operating Results For the three months ended (Dollar amounts in 000s, December 31, 2017 March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018 except share and per share data) (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $ 33,354 $ 34,369 $ 35,877 $ 37,334 $ 38,850 Dividend income 2,562 1,866 2,060 2,235 39 Fee income 534 662 459 859 522 Total Investment Income 36,450 36,897 38,396 40,428 39,411 Expenses Interest and other debt financing expenses 7,714 7,906 8,556 8,998 9,784 Base management fee 5,930 5,929 6,125 6,230 6,439 Incentive fee – net investment income 2,158 2,191 2,832 4,471 2,461 Incentive fee – capital gains 713 820 741 (816) (478) Other operating expenses 1,424 1,523 1,426 1,279 1,388 Total Expenses 17,939 18,369 19,680 20,162 19,594 Net Investment Income 18,511 18,528 18,716 20,266 19,817 Net Gain (Loss) on Investments and Foreign Currency Net realized gain (loss) on investments and foreign currency 481 (618) 14,839 2,834 (1,978) transactions Net unrealized appreciation (depreciation) on investments and 2,323 5,122 (11,835) (7,197) 600 foreign currency translation Net gain (loss) on investments and foreign currency 2,804 4,504 3,004 (4,363) (1,378) Net Increase in Net Assets Resulting from Operations $ 21,315 $ 23,032 $ 21,720 $ 15,903 $ 18,439 Per Share Earnings Per Share $ 0.36 $ 0.39 $ 0.36 $ 0.26 $ 0.31 Net Investment Income Per Share $ 0.31 $ 0.31 $ 0.31 $ 0.34 $ 0.33 Distributions Paid 1 $ 0.40 $ 0.32 $ 0.32 $ 0.32 $ 0.44 Weighted average common shares outstanding 59,584,421 59,744,054 59,872,113 60,011,707 60,176,619 1. Includes a special distribution of $0.08 per share for the quarter ended December 31, 2017 and a special distribution of $0.12 per share for the quarter ended December 31, 2018 12

Financial Performance Highlights Quarterly Distributions Annualized Return on Average Equity1 $0.50 $0.44 12% $0.40 $0.40 $0.12 $0.08 9.7% $0.30 10% 5 qtr. 8.8% 9.0% wtd. avg.: $0.20 8.3% $0.32 $0.32 $0.32 $0.32 $0.32 8% 7.5% $0.10 6.5% $0.00 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 6% Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Regular Distribution Special Distribution Net Income GBDC Quarterly NAV per Common Share Since FY 2014 Q3 $16.48 $16.37 $16.44 $16.43 $16.42 $16.50 $16.26 $16.33 $16.13 $16.25 $15.96 $15.99 $15.89 $15.85 $15.88 $16.00 $15.74 $15.80 $16.15 $15.55 $15.55 $15.61 $16.08 $16.04 $16.11 $16.10 $15.75 $15.44 $15.96 $16.01 $15.97 $15.89 $15.85 $15.88 $15.88 $15.50 $15.74 $15.80 $15.74 $15.55 $15.55 $15.61 $15.25 $15.44 $15.00 $14.75 $14.50 $14.25 $14.00 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Net Asset Value per Common Share Net Asset Value per Common Share If No Special Distributions Were Paid2 1. The net income annualized return on average equity is calculated as (a) the net increase in net assets resulting from operations for the period presented divided by (b) the daily average of total net assets and does not represent a return to any investor in the Company. 2. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per common share for each quarter excluding the impact of special distributions that were paid and shows the pro forma change to the Company’s NAV after payment of regular distributions. 13

Portfolio Highlights – Senior Loan Fund LLC

- The annualized quarterly return was 0.6% for the quarter ended December 31, 2018. The quarterly return was negatively impacted by mark-to-market unrealized losses on a few portfolio company investments.
- Total investments at fair value for the quarter ended December 31, 2018 were $174.4 million, a decrease of 2.6%, or $4.7 million, from September 30, 2018. Total investments continue to decline as the reinvestment period in SLF's credit facility has not been renewed due to a shortage of attractive investment opportunities.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (audited)	**December 31, 2018** (unaudited)
Total investments, at fair value	$ 279,251	$ 255,500	$ 226,036	$ 179,180	$ 174,444
Cash and other assets	5,864	10,024	3,749	7,146	6,248
Total assets	$ 285,115	$ 265,524	$ 229,785	$ 186,326	$ 180,692
Senior credit facility	$ 180,150	$ 156,550	$ 123,500	$ 104,622	$ 101,404
Unamortized debt issuance costs	(345)	(211)	(84)	(18)	--
Other liabilities	635	623	565	484	528
Total liabilities	180,440	156,962	123,981	105,088	101,932
Subordinated debt and members' equity	104,675	108,562	105,804	81,238	78,760
Total liabilities and members' equity	$ 285,115	$ 265,524	$ 229,785	$ 186,326	$ 180,692
Senior leverage	1.72x	1.44x	1.17x	1.29x	1.29x

(Dollar amounts in 000s)

	For the three months ended				
GBDC Return on Investments in SLF	**December 31, 2017** (unaudited)	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (unaudited)	**December 31, 2018** (unaudited)
Total income (loss)	$ 2,741	$ 1,141	$ 1,475	$ 861	$ 106
Annualized total return [1]	11.4%	5.0%	6.2%	3.6%	0.6%

1. The Company's annualized return on investments in SLF is calculated by dividing total income (loss) earned on the Company's investments in SLF by the daily average of its investments in the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in SLF and the income from such investments.

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Liquidity and Investment Capacity Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $13.0 million as of December 31, 2018. − Restricted cash, cash equivalents and foreign currencies totaled $40.7 million as of December 31, 2018. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities - Availability − Wells Fargo Revolving Credit Facility –As of December 31, 2018, subject to leverage and borrowing base restrictions, we had approximately $72.8 million of remaining commitments and $44.8 million of availability on our $170.0 million revolving credit facility. − SBIC Debentures – As of December 31, 2018, through our SBIC licensees, we had $37.5 million of unfunded debenture commitments, of which $9.5 million was available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver– As of December 31, 2018, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured line of credit with GC Advisors. Debt Facilities - New − On February 1, 2019, we closed on a new $200.0 million credit facility with Morgan Stanley. The credit facility bears interest at a rate equal to one-month LIBOR plus 2.05% during the revolving period, which ends on February 1, 2021, and has a stated maturity date of February 1, 2024. In connection with this new credit facility, we repaid all advances outstanding on the revolving credit facility with Wells Fargo and following such repayment, the agreements governing the Wells Fargo credit facility were terminated. 15

Liquidity and Investment Capacity Reduced Asset Coverage − On February 5, 2019, stockholders approved a proposal to increase the Company’s leverage limitation under the 1940 Act by reducing its required Asset Coverage Ratio from 200% to 150%, which permits the Company to double the maximum amount of leverage that it is permitted to incur and is effective as of February 6, 2019. − The reduced Asset Coverage Ratio provides cushion to the regulatory leverage limit and provides additional flexibility to pursue cost- effective, long-term securitization debt financing. − The Company intends to continue to target a GAAP debt-to-equity ratio of about 1.0x. 16

Debt Facilities*

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1-R Notes	Aaa/AAA	$139.4	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class A-2-R Notes	Aaa/AAA	$14.6	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class B-R Notes	Aa1/AA	$35.0	3-Month LIBOR + 1.40%	April 25, 2026	April 28, 2018
Total Notes Issued [1]		**$189.0**			

2018 Debt Securitization

Tranche	Rating (S/F)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A 2018 Notes	AAA/AAA	$327.0	3-Month LIBOR + 1.48%	January 20, 2031	January 20, 2023
Class B 2018 Notes	AA/NR	$61.2	3-Month LIBOR + 2.10%	January 20, 2031	January 20, 2023
Class C-1 2018 Notes	A/NR	$20.0	3-Month LIBOR + 2.80%	January 20, 2031	January 20, 2023
Total Notes Issued [2]		**$408.2**			

Other Debt Facilities

Issuer	Outstanding ($mm)	Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility [3]	$97.2	$170.0	1-Month LIBOR + 2.15%	September 21, 2023	September 20, 2019
GC SBIC IV, L.P.	$115.0	$115.0	3.2%[4]	10-year maturity after drawn	N/A
GC SBIC V, L.P.	$150.0	$150.0	3.5%[4]	10-year maturity after drawn	N/A
GC SBIC VI, L.P.	$12.5	$50.0	3.1%[4]	10-year maturity after drawn	N/A
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

* Information is presented as of December 31, 2018.
1. The Class C-R Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by the Company.
2. The Class C-2 2018 Notes, Class D 2018 Notes and Subordinated 2018 Notes issued in the 2018 Debt Securitization, totaling $38.8 million, $42.0 million, and $113.4 million, respectively, were retained by the Company.
3. Includes non US. dollar ("USD") borrowings denominated in Canadian dollars ($3.7 million USD equivalent) and in Pound Sterling ($3.5 million USD equivalent).
4. The SBA debentures have interest rates that are fixed at various pooling dates and the interest presented represents the weighted average rate on all outstanding debentures for each licensee as of December 31, 2018.

GOLUB CAPITAL

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Common Stock and Distribution Information Common Stock Data 1 Fiscal Year Ending September 30, 2018 High Low End of Period First Quarter $19.41 $18.20 $18.20 Second Quarter $18.44 $17.62 $17.89 Third Quarter $18.67 $17.83 $18.30 Fourth Quarter $19.14 $18.40 $18.75 Fiscal Year Ending September 30, 2019 High Low End of Period First Quarter $19.01 $16.38 $16.49 1. Based on closing stock price. Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) May 4, 2017 June 6, 2017 June 29, 2017 $0.32 Quarterly $18,357 August 2, 2017 September 6, 2017 September 29, 2017 $0.32 Quarterly $19,026 November 17, 2017 December 12, 2017 December 28, 2017 $0.32 Quarterly $19,065 November 17, 2017 December 12, 2017 December 28, 2017 $0.08 Special $ 4,766 February 6, 2018 March 8, 2018 March 30, 2018 $0.32 Quarterly $19,117 May 4, 2018 June 8, 2018 June 28, 2018 $0.32 Quarterly $19,158 August 7, 2018 September 7, 2018 September 28, 2018 $0.32 Quarterly $19,202 November 27, 2018 December 12, 2018 December 28, 2018 $0.32 Quarterly $19,253 November 27, 2018 December 12, 2018 December 28, 2018 $0.12 Special $7,220 February 5, 2019 March 7, 2019 March 28, 2019 $0.32 Quarterly $19,3351 1. Estimated based on 60,422,239 of shares outstanding as of December 31, 2018. 18